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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
24/7 Media, Inc.:


         We consent to the incorporation by reference in the registration statement on Form S-3/A of 24/7 Media, Inc. of our report dated March 8, 2000, relating to the consolidated balance sheets of 24/7 Media, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1999, and to the reference to our firm under the heading "Experts" in the registration statement.


                                  /s/ KPMG LLP
                             --------------------------
                                      KPMG LLP


New York, New York
October 24, 2000